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                                                                   EXHIBIT 10.23


                      AMERICAN INDUSTRIAL PROPERTIES REIT

                           DIVIDEND REINVESTMENT PLAN

         1. Purpose. As Agent for participating holders ("Participants") of shares of beneficial interest ("Shares") of American Industrial Properties REIT ("Trust"), in the Dividend Reinvestment Plan ("Plan") of the Trust, Society National Bank ("Society") will, through the Plan, provide to the Shareholders a convenient way to buy additional Shares by automatic investment of cash distributions paid on such Shares.

         2. Distributions; Purchases of Shares. The Trust will pay promptly to Society all cash distributions paid on Shares held by each Participant under the Plan, including distributions paid on any full or fractional share interest acquired under the Plan. Society will forward all funds received by it under the Plan to. Society, as Independent Purchasing Agent (the "Independent Purchasing Agent"), in sufficient time to permit the Independent Purchasing Agent to complete his acquisition of shares within 30 days of receipt of such funds by Society. The Independent Purchasing Agent will acquire Shares as agent for the Participants. Purchases other than during the period of any offering of Shares by the Trust may be made by securities dealers on behalf of the Independent Purchasing Agent from the securities dealers' inventory, on any securities exchange where the Shares may be traded, in the over-the-counter market, or in negotiated transactions and may be made at such times, in such amounts and on such terms as to price, delivery and otherwise as the Independent Purchasing Agent may determine. The Independent Purchasing Agent will invest all funds received from Society unless prevented from doing so by applicable securities or other laws. In making purchases for a Participant, Society and the Independent Purchasing Agent, as the case may be, may commingle a Participant's funds with those of other Participants. The price per Shares at which the Independent Purchasing Agent shall be deemed to have acquired Shares for each Participant's account will be the average price (including brokerage commissions and any other cost of purchase) of all Shares purchased by it as agent for the Participants with the proceeds of a single distribution. Neither the Plan, Society, the Independent Purchasing Agent, nor the Trust shall have responsibility for any change in the value of the Shares acquired for a Participant's account.

         3. Prompt Investment. Each cash distribution of the Trust shall be invested promptly by the Independent Purchasing Agent following receipt from Society of such funds, and in no event later than 30 days following receipt by Society of the cash distribution. Under certain circumstances, however, observance of the rules and regulations of the Securities Exchange Commission may require temporary suspension of purchases or may require that purchases be spread over a period of more than 30 days. In this event, the purchases will be made or resumed as or when permitted by such rules and regulations. Society and the Independent Purchasing Agent may rely and act upon an opinion of counsel in this respect and, in such event, will not be accountable for such inability to purchase before the end of such 30-day period. Society will hold the Shares of all participants in the name of its nominee.
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AMERICAN INDUSTRIAL PROPERTIES REIT
DIVIDEND REINVESTMENT PLAN
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         4.      Use of Funds Pending Investment. Pending investment, funds will be held in non-interest-bearing accounts maintained by Society.

         5. Proxies; Voting. Society will distribute to Participants proxy solicitation material received by it from the Trust and attributable to Shares held in the Plan. Society will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. If a Participant gives a proxy to persons representing the Trust's management covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to Society to vote the full Shares in the Participant's account in like manner. If a Participant does not direct Society as to how the Shares in the Participant's account should be voted and does not give a proxy to persons representing the Trust's management covering these Shares registered in the Participant's name, Society will not vote the Shares in the Participant's account.

         6. Statements to Participants. A statement indicating the cash distribution invested, the number of Shares purchased, the price per Share and total Shares accumulated in a Participant's account will be mailed to each Participant as soon as practicable after completion of each investment for a Participant's account.

         7. Share Certificates. Participants may obtain a certificate for all or part of the full Shares credited to their respective accounts in the Plan ("Plan Accounts") at any time by making a request in writing to the Trust. No certificates will be issued for any fractional Share.

         8. Termination by Participant. Participation in the Plan may be terminated by a Participant at any time by written notice to that effect to the Trust. Upon termination, a Participant will receive certificates for the full Shares credited to his Plan Account. A Participant may specify in the termination notice that all or part to the full Shares in the Participant's account shall be sold. Such sale may, but need not, be made by purchase of the Shares for the account of other Participants. An offsetting transaction of this type shall be deemed to have been made at the average of the bid and asked prices as reported on the NASDAQ automatic quotation system or the closing price on the principal securities exchange if any, where the Shares may be traded, on the day next succeeding the date on which notice of termination is received. Any fractional Share credited to a terminating account will be paid in cash at the same price. In any event, a sale, whether offsetting or not, will be made within 30 days of receipt of the notice of termination unless the sale is prevented by applicable securities or other laws.
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AMERICAN INDUSTRIAL PROPERTIES REIT
DIVIDEND REINVESTMENT PLAN
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         9.      Service Charge. A service charge to a Participant for the
services of Society and the Independent Purchasing Agent amounting to the lesser of 5% of the Participant's cash distribution or $3.00 for each cash distribution will be deducted from each Participant's Plan Account prior to purchase of Shares with the remainder.

         10. Taxation. The fact that cash distributions are reinvested does not relieve a Participant of liability for any income taxes payable on such cash distributions. Cash distributions paid on Shares held in the Plan for a Participant will be included in the appropriate form to be sent to the Internal Revenue Service and to each Participant.

         11. Noncash Distribution. Any stock dividends or split shares distributed by the Trust on Shares held in the Plan for the Participant will be credited to the Participant's Plan Account. In the event that a rights offering is made, the rights will be sold by the Independent Purchasing Agent and the net proceeds used to purchase additional Shares at no service charge to the Participant. Should other forms of distribution be made by the Trust, Society may either cause the Independent Purchasing Agent to sell the rights, Shares or properties distributed or provide for their distribution to the Participants whichever it deems advisable.

         12. Liability. The Independent Purchasing Agent, Society and the Trust shall not be liable hereunder for any act done; except in bad faith, or for any omission to act, including without limitation, any claims of liability
(1) arising out of failure to terminate a Participant's account in the Plan upon such Participant's death prior to receiving notice in writing of such death and (2) with respect to the prices at which Shares are purchased for a Participant's account at the time such purchases are made.

         13. Governing Law. The terms and conditions of the Plan and its operation shall be governed by the laws of the State of New York.

         14. Termination by Trust. The Plan or a Participant's individual participation in the Plan may be terminated by the Trust at any time after it mails a notice of intention to terminate to the Participant. The Trust Managers of the Trust also reserve the right to amend the Plan at any time. In any event, the Plan will terminate upon the adoption of a plan of liquidation by the Trust Mangers of the Trust.